EXHIBIT 21

                                SFBC SUBSIDIARIES
                                -----------------

SFBC Charlotte, Inc.
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Incorporated:                     Florida


SFBC Ft. Myers, Inc.
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Incorporated:                     Florida


SFBC New Drug Services, Inc.
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Incorporated:                     Florida


South Florida Kinetics, Inc.
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Incorporated:                     Florida
Doing business as South Florida Bioavailability Clinic


SFBC Canada, Inc.
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Incorporated:
Qualified:             Canada


Anapharm, Inc.
--------------

Incorporated:                    Province of Quebec


Synfine Research, Inc.
----------------------

Incorporated:                    Province of Ontario